Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of December 14, 2017, is entered into by and between William Lyon Homes, a Delaware corporation (the “Company”), and Lyon Shareholder 2012, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Section 7 of Article IV of the Third Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) grants preemptive rights (the “Preemptive Rights”) to each holder of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), to purchase that number of shares of Class B Common Stock in order to maintain such holder’s pro rata portion (based on such holder’s holdings of the shares of Class B Common Stock outstanding immediately prior to such issuance), as calculated in the Certificate of Incorporation, following certain sales or issuances by the Company of its Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”);

WHEREAS, in accordance with the terms of the Certificate of Incorporation, shares of Class B Common Stock that may be purchased pursuant to the Preemptive Rights will be purchased, in the case of shares of Class A Common Stock issued upon the settlement of instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire shares of Class A Common Stock, at a purchase price per share equal to the per share price of the Class A Common Stock at the close of business on the date of such issuance;

WHEREAS, the Company previously issued an aggregate of 1,150,000 tangible equity units, each of which was comprised of a senior subordinated amortizing note and a prepaid stock purchase contract (each, a “Purchase Contract”);

WHEREAS, on November 27, 2017, in accordance with the early settlement of certain of the Purchase Contracts in accordance with their terms, the Company issued an aggregate of 670,811 shares of Class A Common Stock, thereby entitling Purchaser, as the sole holder of Class B Common Stock, to purchase up to 131,645 shares of Class B Common Stock, at a price per share of $29.23 (equal to the per share closing price of the Class A Common Stock on the New York Stock Exchange on November 27, 2017), pursuant to the Preemptive Rights granted under the Certificate of Incorporation;

WHEREAS, on December 1, 2017, in accordance with the mandatory settlement of the remaining Purchase Contracts in accordance with their terms, the Company issued an aggregate of 4,442,662 shares of Class A Common Stock, thereby entitling Purchaser, as the sole holder of Class B Common Stock, to purchase up to 871,865 shares of Class B Common Stock, at a price per share of $29.89 (equal to the per share closing price of the Class A Common Stock on the New York Stock Exchange on December 1, 2017), pursuant to the Preemptive Rights granted under the Certificate of Incorporation; and

WHEREAS, subject to the terms and conditions set forth herein and in accordance with the Preemptive Rights granted under the Certificate of Incorporation, Purchaser desires to purchase from the Company, and the Company desires to issue and sell to Purchaser, the Shares (as defined below);

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.    Authorization, Purchase and Sale of Shares.

1.1    Authorization, Purchase and Sale. The Company hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, 1,003,510 shares of Class B Common Stock of the Company (the “Shares”). The aggregate purchase price for the Shares is $29,908,028.20 (the “Purchase Price”).

1.2    Closing. The closing of the purchase and sale of the Shares (the “Transaction”) shall take place at the offices of the Company concurrently herewith. At the closing, (a) the Company shall instruct American Stock Transfer and Trust Company, the Company’s registrar and transfer agent, to issue the Shares in book entry form in Purchaser’s name and to place an appropriate legend referring to the fact that the Shares were sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and shall deliver to Purchaser any other documents as may be necessary or appropriate to vest in Purchaser good and marketable title in the Shares, free and clear of all liens, encumbrances and restrictions on transfer, other than liens or encumbrances created by or imposed upon Purchaser, and other than restrictions on transfer pursuant to applicable state and federal securities laws, against payment therefor, and (b) Purchaser shall deliver the Purchase Price by wire transfer of immediately available funds to the account designated in Annex A.

2.    Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

2.1    Organization and Power. The Company is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

2.2    Authorization.

(a)    The Company has all requisite corporate or other power to enter into this Agreement, to consummate the Transaction contemplated hereby and to carry out and perform its obligations hereunder. All requisite action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the Transaction contemplated hereby has been taken.

(b)    The rights, preferences, privileges and restrictions of the Shares are as stated in the Certificate of Incorporation. The Shares have been duly authorized by all necessary corporate action on the part of the Company, and upon payment for and delivery of the Shares in accordance with this Agreement and the book-entry of the Shares by the transfer agent for the Company’s Class B Common Stock in the name of Purchaser, the Shares (i) will be validly issued, fully paid and non-assessable; (ii) will be free and clear of all security interests, liens, equities, claims, pledges, restrictions on transfer, limitations on voting rights, charges or other encumbrances or restrictions of any nature whatsoever (collectively, “Liens ”), except (A) as provided in the Certificate of Incorporation, (B) for such restrictions on transfer as may be imposed under applicable federal or state securities laws or related securities trading policies of the Company applicable to its directors and officers or their respective Affiliates (as defined for purposes of the Securities Act), or (C) for any Liens created by or imposed upon Purchaser; and (iii) will not be subject to, or will have been issued in compliance with, any preemptive or similar rights.

(c)    The shares of Class A Common Stock issuable upon conversion of the Shares (the “Conversion Shares”) have been duly and validly reserved for issuance and, upon issuance following a conversion of any of the Shares in accordance with the Certificate of Incorporation, (i) will be validly issued, fully paid and non-assessable; (ii) will be free and clear of all Liens except (A) as provided in the Certificate of Incorporation, (B) for such restrictions on transfer as may be imposed under applicable federal or state securities laws or related securities trading policies of the Company applicable to its directors and officers or their respective Affiliates (as defined for purposes of the Securities Act), or (C) any Liens created by or imposed upon Purchaser; and (iii) will not be subject to, or will have been issued in compliance with, any preemptive or similar rights.

2.3    Enforceability. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

2.4    No Conflict. The execution, delivery and performance of this Agreement by the Company, including the issuance of the Shares and any Conversion Shares and the consummation of the Transaction contemplated hereby, will not (a) conflict with or result in any violation of any provision of the Certificate of Incorporation or bylaws (or similar governing documents) of the Company, (b) result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or require consent under, any mortgage, contract, purchase or sale order, instrument, permit, concession, franchise, right or license binding upon the Company or any Shares or Conversion Shares, or any settlement binding upon the Company or any Shares or Conversion Shares, or result in the creation of any Lien upon any Shares or Conversion Shares, or (c) conflict with or violate any applicable material law, statute, code, ordinance, rule, regulation, or agency requirement of or undertaking to or agreement with any governmental entity, including common law, or any judgment, order, injunction or decree issued by any governmental entity against or binding upon the Company or any Shares or Conversion Shares. Assuming the accuracy of the representations and warranties of Purchaser set forth in Section 3 of this Agreement, the issuance and sale of the Shares hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act, and any registration or qualification requirements under applicable state securities laws.

2.5    Consents. The Company has obtained or made, as applicable, all consents, approvals, orders, or authorizations of, or filings or registrations with, or notifications to, any governmental entity or other third-party required in connection with the execution, delivery or performance of this Agreement and the consummation of the Transaction.

2.6    Brokers. The Company has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees Purchaser would be required to pay.

3.    Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company as follows:

3.1    Private Offering; No General Solicitation. The Company did not offer or agree to sell the Shares to Purchaser by any form of general solicitation or general advertising, including by any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.2    Investment Intent. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution, resale or public offering of such Shares or any part thereof in violation of the Securities Act. Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Shares.

3.3    Restrictions on Transfer. Purchaser understands that (a) the Shares have not been registered under the Securities Act or the securities or “blue-sky” laws of any state, (b) the Shares may not be sold, pledged or otherwise transferred unless such transfer is registered under the Securities Act and the securities or “blue-sky” laws of any applicable state or there is an exemption from registration thereunder, and (c) the documents evidencing the Shares will bear a legend regarding the foregoing and transfer restrictions. Purchaser understands that the Shares are subject to significant restrictions on transfer and pledging, including the restrictions set forth on the legend to the Shares, in the provisions of the Certificate of Incorporation governing the Shares, and under the Company’s securities trading policies applicable to its directors and officers or their respective Affiliates (as defined for purposes of the Securities Act).

3.4    Financial Sophistication; Advice. Purchaser, either alone or together with its representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the risks inherent in, and make an informed decision regarding, the Transaction. Purchaser has evaluated the risks and merits of an investment in the Shares, has adequate net worth and means of providing for Purchaser’s current needs and contingencies and is able to sustain a complete loss of its investment in the Shares. Purchaser has independently evaluated the merits of the decision to purchase the Shares, such decision has been independently made by Purchaser, and Purchaser confirms that it has only relied on the advice of Purchaser’s own business and/or legal counsel in making such decision.

3.5    Accredited Investor. Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Shares.

3.6    No Company Representations or Warranties. Purchaser confirms that neither the Company nor any of its agents have made any representations or warranties concerning the Company (except as expressly set forth in this Agreement and any other documents executed in connection with the Transaction), including, without limitation, any representations or warranties concerning anticipated financial results of the operations of the Company. Purchaser understands and agrees that any financial plans, summaries and projections provided or which are otherwise available during the course of the transactions contemplated hereby do not provide any assurance of the Company’s future performance and may prove to be materially incomplete and inaccurate and are not to be relied upon in making this investment decision. Purchaser further understands that any financial projections, results or forecasts delivered to Purchaser should not be relied upon to indicate the actual financial results that will be achieved by the Company.

3.7    Access to Information. The Transaction is not and will not be prompted by any material information concerning the Company. Purchaser acknowledges that the Company may possess material non-public information not known to Purchaser that regards or relates to the Company and/or the Shares, including, but not limited to, information concerning the business, financial condition, results of operations, prospects or restructuring plans of the Company, and Purchaser acknowledges that Purchaser has received sufficient information to make an informed decision regarding acceptance of the Shares and agrees the Company shall have no liability whatsoever (and Purchaser hereby waives and releases all claims that Purchaser may otherwise have against the Company) with respect to the nondisclosure of any such information, whether before or after the date of this letter.

3.8    Risks Related to Purchase. Purchaser acknowledges that the purchase of the Shares involves certain risks, which include, among other factors, that: (a) the successful operation of the Company may depend on factors beyond the control of the management of the Company; (b) the purchase of the Shares is a speculative investment and involves a high degree of risk of loss; (c) the Company may issue additional equity securities (or securities that may be converted into or exchanged for additional equity securities) in the future and, subject to and in accordance with the Preemptive Rights, Purchaser’s investment in the Company may be subject to dilution; and (d) absent a conversion of the Shares to shares of Class A Common Stock, there are substantial restrictions on the transferability of, and there currently is no public market for, the Shares and, accordingly, it may not be possible for Purchaser to liquidate the Shares in case of the imminent need of funds or any other emergency.

4.    Miscellaneous Provisions.

4.1    Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. Except as specified otherwise herein, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto). The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

4.2    Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid (b) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, (c) on the date of delivery if delivered personally, or (d) if by email, upon written confirmation of receipt, in each case to the intended recipient as set forth below:

(a)    if to the Company, addressed as follows:

William Lyon Homes

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Attention: Senior Vice President, General Counsel and Corporate Secretary

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

Attention:        Cary K. Hyden; Michael A. Treska

Email:             michael.treska@lw.com

(b)    if to Purchaser, to:

Lyon Shareholder 2012, LLC

c/o William H. Lyon

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

with copies (which shall not constitute notice) to:

Manatt, Phelps & Phillips, LLP

695 Town Center Drive

Costa Mesa, CA 92626

Attention: Thomas J. Leary, Esq.

Email: tleary@manatt.com

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 4.2.

4.3    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

4.4    Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably (a) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement may be instituted in any United States federal court or California court located in the County of Orange (a “California Court”), (b) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (c) submits to the non-exclusive jurisdiction of a California Court in any such suit, action or proceeding. Each party agrees that the other parties shall be entitled to recover attorney’s fees and expenses for any legal suit, action or proceeding arising out of any breach of the terms of this Agreement from the breaching party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR PURCHASER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

4.5    Delays or Omissions; Waiver. No delay or omission to exercise any right, power, or remedy accruing to a party upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement. Any agreement on the part of a party or parties hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

4.6    Fees; Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties, as applicable, incurring such expenses, including any and all federal, state and local taxes associated therewith.

4.7    Assignment. Except as in accordance with the provisions of the Certificate of Incorporation, Purchaser may not assign its rights or obligations under this Agreement.

4.8    No Third-Party Beneficiaries. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto. Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

4.9    Counterparts. This Agreement may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute a single instrument.

4.10    Entire Agreement; Amendments. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Annex hereto, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Purchaser.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

William Lyon Homes, a Delaware corporation

By:	/s/ Matthew R. Zaist
	Name:	Matthew R. Zaist
	Title:	President and Chief Executive Officer

PURCHASER

Lyon Shareholder 2012, LLC

By:	/s/ William H. Lyon
	Name:	William H. Lyon
	Title:	Manager

Signature Page to Stock Purchase Agreement